EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2009 of FirstService Corporation of our report dated March 1, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting.  We also consent to the inclusion in this Annual Report of our Comments by Auditors on Canada-US Reporting Difference dated March 1, 2010 which appears in this Annual Report.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Ontario
March 1, 2010